UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2013

Commission file number	Registrant, State of Incorporation or Organization, Address of Principal Executive Offices, and Telephone Number	IRS Employer Identification No.
1-32853	DUKE ENERGY CORPORATION (a Delaware corporation) 550 South Tryon Street Charlotte, North Carolina 28202-1803 704-382-3853	20-2777218

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On August 30, 2013, Duke Energy Corporation (the “Corporation”) announced that Mr. Brian D. Savoy was appointed as Vice President, Chief Accounting Officer and Controller, effective September 1, 2013.  Mr. Savoy, age 38, had served as a manager and director of financial forecasting and analysis since March 2009. Prior to that time, Mr. Savoy served as a vice president and manager within non-regulated accounting since April 2007.

In connection with the appointment of Mr. Savoy to Vice President, Chief Accounting Officer and Controller, the Compensation Committee of the Board of Directors of the Corporation, effective as of September 1, 2013, approved an increase in his annual base salary from $219,910 to $260,000, an increase in his short-term incentive opportunity from 40% to 50% of his annual base salary, and an increase in his long-term incentive opportunity from 40% to 80% of his annual base salary.

In addition, Mr. Savoy will be entitled to the reimbursement of expenses incurred for tax and financial planning services (i.e., $5,000 annually), and he will participate in the Duke Energy Corporation Executive Severance Plan as a “Tier I” participant.  The Executive Severance Plan is described in more detail on page 63 of the Duke Energy Corporation Proxy Statement dated March 21, 2013.  Mr. Savoy will continue to participate in the compensation and benefit plans in which he was participating prior to his promotion.  Mr. Savoy has not entered into, and no amendments were made to, any material plans, contracts or arrangements in connection with his promotion.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION
.

Date: August 30, 2013	By:	/s/ Julia S. Janson
Executive Vice President, Chief Legal
Officer and Corporate Secretary